EXHIBIT 8


                            CROSS SUPPLIER AGREEMENT

         This Agreement is entered into as of this 28th day of December, 1999 ("Effective Date"), by and between MIKOHN GAMING CORPORATION ("MIKN"), a Nevada corporation, and SHUFFLE MASTER, INC. ("SHFL"), a Minnesota corporation.

                              W I T N E S S E T H:

         WHEREAS, MIKN has need for certain products manufactured and/or distributed by SHFL and SHFL has need for certain products manufactured and/or distributed by MIKN; and

         WHEREAS, SHFL desires to sell certain products to MIKN which MIKN desires to purchase on the terms and conditions set forth in this Agreement; and

         WHEREAS, MIKN desires to sell certain products to SHFL which SHFL desires to purchase on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and conditions set forth herein and other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged by all parties, it is agreed as follows:

1        DEFINITIONS.

         For purposes of this Agreement, the terms set forth below shall be defined as follows:

         1.1 "Affiliate" shall mean a parent, subsidiary or other entity owned or controlled by MIKN or SHFL as the case may be.

         1.2 "Buyer" means the party buying Products from the Supplier.

         1.3 "Confidential Information" shall have the meaning ascribed in
Section 13 below.

         1.4 "Effective Date" shall have the meaning ascribed in the first paragraph of this Agreement.

         1.5 "Games" shall mean live casino table card games.

         1.6 "Limited Warranty" shall have the meaning ascribed in Section 10 below.

         1.7 "MIKN Product" means a Product manufactured and/or distributed by MIKN.

         1.8 "Notice of Dispute" shall have the meaning ascribed in Section 17.2.1.

         1.9 "Notice to Arbitrate" shall have the meaning ascribed in Section 17.2.2.

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         1.10 "Preferred Supplier" means a Supplier that is Buyer's supplier of first choice. Buyer shall, in good faith, give the Preferred Supplier the first opportunity to meet Buyer's requirements, which may be dictated by customer requirements.

         1.11 "Product" means a MIKN Product or a SHFL Product or both.

         1.12 "Purchase Order" shall have the meaning ascribed in Section 6 below.

         1.13 "Purchase Price" shall have the meaning ascribed in Section 3.1 below.

         1.14 "SHFL Product" means a Product manufactured and/or distributed by SHFL.

         1.15 "Supplier" means the party selling Products to the Buyer.

         1.16 "Term" shall have the meaning ascribed in Section 4 below.

         1.17 "Territory" means North America.

2        THE PRODUCTS.

         2.1 MIKN shall be the exclusive Supplier to SHFL of the following MIKN Products in the Territory: progressive controllers and progressive displays for Games. The foregoing notwithstanding, if SHFL requires progressive controllers or progressive displays which MIKN cannot supply, after giving MIKN the right of first refusal to supply the desired Product to SHFL's specifications at a competitive price, SHFL may purchase such Products elsewhere or manufacture them itself. SHFL shall cooperate with MIKN in providing appropriate licenses of SHFL's intellectual property on reasonable terms in the event any such intellectual property is required by MIKN to meet SHFL's requirements.

         2.2 MIKN shall be the non-exclusive but Preferred Supplier to SHFL of the following MIKN Products worldwide: progressive controllers and progressive displays for Games, signs, slot glass and electronics.

         2.3 SHFL shall be the exclusive Supplier to MIKN of the following SHFL Products in the Territory: automatic card shuffling machines. The foregoing notwithstanding, if MIKN requires shufflers with built in card reading capability or other capabilities which SHFL cannot supply, after giving SHFL the right of first refusal to supply the desired Product to MIKN's specifications at a competitive price, MIKN may purchase such shufflers elsewhere or manufacture them itself. MIKN shall cooperate with SHFL in providing appropriate licenses of MIKN's intellectual property on reasonable terms in the event any such intellectual property is required by SHFL to meet MIKN's requirements.

         2.4 Subject to existing distribution agreements, SHFL shall be the non-exclusive but Preferred Supplier to MIKN of the following SHFL Products worldwide: automatic card


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shuffling machines, coin sensors/acceptors and associated equipment for Games.

         2.5 This Agreement creates no license, express or implied, to any intellectual property of the parties.

3        PRICING; MOST FAVORED NATION.

         3.1 All prices for Products shall be the lowest price in the Territory charged by the Supplier to any customer or distributor of Supplier ("Purchase Price").

         3.2 If, after the Effective Date of this Agreement, the Supplier grants to any third party, other than an Affiliate of Supplier, a price which is more favorable to the third party than the price provided to Buyer, then Buyer shall be entitled to the more favorable price. Such new price shall be effective as of the effective date of the lower price given to the third party.

4        TERM AND TERMINATION.

         This Agreement shall commence on the Effective Date, shall remain in effect for a period of five (5) years and shall renew automatically for periods of one (1) year (the "Term") unless terminated by either party giving written notice at least 90 days prior to the expiration of the Term.

5

         5.1

              [XXXX] TEXT DELETED CONFIDENTIAL TREATMENT REQUESTED


         5.2

              [XXXX] TEXT DELETED CONFIDENTIAL TREATMENT REQUESTED


6        ORDERING PROTOCOL.

         Buyer may order Products from Supplier by submitting to Supplier a written purchase order which specifies the Products to be purchased, the price for each such Product and the total amount due to Supplier for such order (the "Purchase Order"). Purchase Orders may be submitted by facsimile. An order from Buyer shall be considered to be accepted by Supplier when the Purchase Order has been signed by an authorized officer or representative of Supplier and Supplier has provided Buyer with written notification that such order has been accepted. All sales of Products to Buyer shall be subject to the provisions of this Agreement. Additional or different provisions on any Purchase Order or other business forms submitted by Buyer to Supplier shall have no force or effect regardless of whether Supplier accepts and/or fills orders submitted by Buyer on such forms.


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7        PAYMENT TERMS.

         The Purchase Price for all Products purchased shall be paid 50% with the order and the balance paid within thirty (30) days after delivery. All sums not paid when due shall bear interest at the rate of 1% per month (12% per annum) until paid in full.

8        TAXES, DUTIES AND FREIGHT.

         Buyer shall pay all taxes, duties and any other fees or assessments which may be assessed or imposed on the Products by any federal, state or local governmental authority as a result of the purchase or sale of such Products by Buyer. Buyer shall pay directly or reimburse Supplier for all freight and shipping charges.

9        FAIR REPRESENTATION; GOOD QUALITY.

         9.1 Buyer shall always demonstrate and represent the Products fairly and shall make no false or misleading representations to customers or other persons with regard to the Products of Supplier.

         9.2 Supplier shall furnish only good quality Products which are manufactured, tested, packaged and shipped in accordance with industry standards.

         9.3 Supplier shall furnish to Buyer details of technical specifications, features and functions of all Products generally made available to end-users of the Products. Buyer shall be responsible for obtaining from Supplier all sales literature, catalogs, information on Products and parts, specification sheets, instructions and procedures necessary to furnish the proper assistance to its customers.

10       LIMITED WARRANTY; INFRINGEMENT INDEMNITY.

         10.1 Supplier will keep Buyer informed of Supplier's warranty or warranties applicable to the Products as may be in effect from time to time, and will extend the appropriate warranty to each end-user who purchases a Product from Buyer (the "Limited Warranty"). Buyer agrees to furnish a copy of the Limited Warranty to the end-user upon delivery of the Product.

         10.2 Supplier makes no warranties or representations as to performance of Products or as to service to Buyer except as set forth in Supplier's Limited Warranty accompanying the Products. Upon reasonable notice, Supplier reserves the right to change the warranty and service policy set forth in such Limited Warranty. The Limited Warranty accompanying the Products is in lieu of all other warranties, express or implied, including, but not limited to, warranties of merchantability or fitness for a particular purpose. No affirmation of fact, including, but not limited to, statements regarding suitability for use or performance of the Product shall be deemed to be a warranty of Supplier for any purpose. The liability of Supplier, if any, for damages relating to allegedly defective Products shall, under any legal or equitable theory, be limited to


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the actual price paid by the end-user for such Products. In no event shall
Supplier be liable for direct, indirect, special, or consequential damages, including without limitation loss of profits, arising out of any breach of this agreement.

         10.3 Any other provision in this Agreement or any Limited Warranty accompanying the Products to the contrary notwithstanding, the Limited Warranty does not cover the following:

                  10.3.1 repair or replacement of Products damaged by accidents, tampering, transportation, neglect, misuse, mishandling, alterations which may include, without limitation, any deviation from circuit design, installation or removal of features, or any other modification (unless approved by Supplier in advance and in writing);

                  10.3.2 repair or replacement of Products damaged from unusual physical or electrical stress or use of the Products for purposes other than those for which they were designed; or

                  10.3.3 repair or replacement of Products damaged from rain, wind, hail, lightning, storms, floods, fires, earthquakes or other acts of God, vandalism or civil unrest.

         10.4 MIKN will defend and indemnify SHFL against third party claims of infringement by MIKN Products. SHFL will defend and indemnify MIKN against third party claims of infringement by SHFL Products.

11       TRADEMARKS AND TRADE NAMES.

         All uses by Buyer in its advertising or elsewhere of Supplier's name or any trademark of Supplier (or any mark or name closely resembling such names(s)) now or hereafter owned or licensed by Supplier shall be subject to the prior written consent of Supplier. Buyer shall not acquire any proprietary right, title, or interest in or to any such trademark(s) or trade name(s). Buyer shall not change, remove, obliterate, delete from, add to or otherwise alter any logos, trademark(s) and/or trade names(s) affixed to the Products, and shall not add any additional designation, without the prior written consent of Supplier.

12       PROPRIETARY RIGHTS.

         12.1 All Supplier software programs, designs, inventions and product manuals are the exclusive property of Supplier. No part of any Supplier design, product manual or software program (including without limitation any compression technology contained in any software program) may be copied, reproduced, transmitted, stored in a retrieval system, or translated into any foreign language, without the prior written permission of Supplier.

         12.2 Supplier reserves all rights to the look, feel, and design or its products. Any attempt to copy, reproduce, modify, encrypt, decompile, reverse engineer or otherwise attempt to interpret existing code or engineering concepts or designs of any Supplier Product without the


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prior written consent of Supplier is strictly prohibited.

13       NON-DISCLOSURE.

         MIKN and SHFL each hereby acknowledges that as a result of the relationships established by this Agreement, each of them may have access to or may become aware of trade secrets, processes and/or confidential, non-public information regarding the other party (hereinafter "Confidential Information") and that such confidential Information is a valuable and unique asset of such party. MIKN and SHFL each hereby agrees to treat all Confidential Information with the same degree of care with which it treats its own confidential information, and not to disclose, in whole or in part, any Confidential Information to any other person, firm, corporation, association or other entity unless required by law or regulation or order of a court of competent jurisdiction. MIKN and SHFL each also agree not to use the Confidential Information of the other except as permitted under this Agreement.

14       RELATIONSHIP OF PARTIES.

         The relationship between MIKN and SHFL is that of independent contractors. Neither party, nor its agents and employees, shall under any circumstances be deemed an agent or representative of the other and neither shall have authority to act for and/or bind the other in any way, or represent that it is in any way responsible for acts of the other. This Agreement does not establish a joint venture, agency or partnership between the parties.

15       COMPLIANCE WITH LAWS.

         Each party undertakes to the other not to violate any law or regulation including, without limitation, any gaming law or regulation or to engage in any act or omission which tends to bring discredit upon the gaming industry or otherwise jeopardizes the other party's ability to engage in the legal gaming business.

16       TERMINATION.

         16.1 Supplier may terminate and/or cancel this Agreement without further liability or obligation to Buyer if:

                  16.1.1 Buyer is in default of any provision hereof requiring Buyer to pay money to Supplier and such default is not cured with ten (10) days after Supplier gives Buyer written notice thereof;

                  16.1.2 Buyer is in default of any material provision hereof (other than the non-payment of money) and such default is not cured within thirty (30) days after Supplier gives Buyer written notice thereof; or

                  16.1.3 Buyer becomes insolvent or seeks protection, voluntarily or involuntarily,


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under any bankruptcy law.

         16.2 Supplier may terminate this Agreement if it appears in the reasonable judgment of Supplier that, due to the relationship between Buyer and Supplier created by this Agreement, Supplier may be subjected to significant disciplinary action or lose or become unable to obtain or reinstate any federal, state and/or foreign registration, license or approval material to Supplier's business or the business of any Affiliate of Supplier.

         16.3 All remedies provided in this Agreement are cumulative and not exclusive and may be exercised in conjunction with any other remedies a party may have in law or equity.

         16.4 Sections 5, 10 and 13 shall survive the termination of this Agreement.

17       GENERAL PROVISIONS.

         17.1 Notice. Any notice, request, demand, or other communication that is required or permitted under this Agreement shall be deemed properly given if it is deposited in the U.S. mail, certified, return receipt requested, postage prepaid, properly addressed as follows:

                  17.1.1   If to MIKN:

                           Mikohn Gaming Corporation
                           1045 Palms Airport Drive
                           Las Vegas, Nevada 89119
                           Attention:  President

                           With a copy to:

                           Mikohn Gaming Corporation
                           1045 Palms Airport Drive
                           Las Vegas, Nevada 89119
                           Attention:  General Counsel

                  17.1.2   If to SHFL:

                           Shuffle Master, Inc.
                           1106 Palms Airport Drive
                           Las Vegas, Nevada 89119
                           Attention:  President






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                           With a copy to:

                           Shuffle Master, Inc.
                           1106 Palms Airport Drive
                           Las Vegas, Nevada 89119
                           Attention:  General Counsel

         17.2 Dispute Resolution. Any disputes that may arise under or concerning this Agreement, including but not limited to any dispute concerning the enforceability or interpretation of any provision herein, shall be resolved as follows:

                  17.2.1 If a dispute arises under this Agreement, any party may give written notice to the other that it desires to meet in person to attempt to resolve the dispute ("Notice of Dispute"). Within thirty (30) days after service of a Notice of Dispute, appropriate representatives of the parties shall meet in person and attempt in good faith to resolve the dispute.

                  17.2.2 If the parties fail to reach a resolution of a dispute within thirty (30) days after service of the Notice of Dispute, either party may request arbitration. Such request shall be in writing, served on the other party in accordance with the provisions of Section 13.1 and shall designate an arbitrator ("Notice to Arbitrate").

                  17.2.3 If the parties fail to reach a resolution of a dispute after meeting and conferring as required under Section 17.2.1, either party may request arbitration. Such request ("Notice to Arbitrate") shall be in writing, served on the other party in accordance with the provisions of Section 17.1 and shall designate an arbitrator.

                  17.2.4 The Notice to Arbitrate must set forth verbatim all of the provisions of this Section 17.2 or it shall not be deemed effective.

                  17.2.5 Within ten (10) days after receipt of the Notice to Arbitrate, the receiving party shall designate a second arbitrator. If a second arbitrator is not timely designated, the dispute shall be submitted to the first arbitrator for resolution. Within 10 days after the appointment of the second arbitrator, the two arbitrators shall select a third arbitrator. If the two arbitrators cannot agree on a third arbitrator, either party may commence proceedings before the American Arbitration Association to appoint the third arbitrator. Upon the appointment of the third arbitrator, the arbitration panel shall be deemed duly constituted.

                  17.2.6 Once a panel of arbitrators is constituted, the panel shall be required to render a final decision resolving the dispute within 60 days.

                  17.2.7 The arbitration panel shall be required to award the prevailing party its costs and attorneys fees.



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         17.3 Governing Law. This Agreement shall be governed by the and construed in accordance with the substantive law of the state of Nevada, without giving effect to any conflicts or choice of laws principles that otherwise might be applicable.

         17.4 Forum Designation. Any action brought by either party against the other party for claims arising out of this Agreement shall be brought in a court of competent jurisdiction in the State of Nevada.

         17.5 Divisibility. If any provision of this Agreement is found to be prohibited by law and invalid, or for any other reason if any provision is held to be unenforceable, in whole or in part, such provision shall be ineffective to the extent of the prohibition or unenforceability without invalidating or having any other adverse effect upon any other provision of this Agreement.

         17.6 Entire Agreement. This Agreement, including the documents and the instruments referred to herein and attached hereto, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or contemporaneous negotiations or agreements, whether oral or written, relating to the subject matter hereof. No extension, modification or amendment of this Agreement shall be binding upon a party unless such extension, modification or amendment is set forth in a written instrument, which is executed and delivered on behalf of such party.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, including the Exhibits attached hereto and incorporated herein by reference, as of the date first written above.

SHUFFLE MASTER, INC.                         MIKOHN GAMING CORPORATION


By:      /s/ Mark L. Yoseloff                By:      /s/ Charles H. McCrea, Jr.
         --------------------                         --------------------------

Its:     Exec. V. Pres.                      Its:     Ex. V.P. & Secretary
         --------------------                         --------------------------


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